                                                                    EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

       Name of Subsidiary                     State of Organization
       ------------------                     ---------------------
Rushmore Securities Corporation                      Texas
RushTrade.com, Inc.                                  Texas
Rushmore Investment Advisors, Inc.                   Texas
Rushmore Funds Management, Inc.                      Texas
Rushmore Insurance Services, Inc.                    Texas
Rushmore Insurance Services, Inc.                    Delaware
Rushmore Realty Advisors, Inc.                       Texas

All subsidiaries are wholly owned and conduct business in their legal names.

Rushmore Insurance Services, Inc. (a Texas Corporation) and Rushmore Insurance Services, Inc. (a Delaware Corporation) are owned by D. M. (Rusty) Moore, Jr. and are treated as affiliates of the Registrant. See "Business - Insurance Services".


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